Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Olin Corporation on Form S-8 to be filed on or about February 16, 2016 of our report dated June 24, 2014, on our audit of the financial statements of the Olin Corporation Contributing Employee Ownership Plan as of December 31, 2013 and for the year ended December 31, 2013, which report was included in the Annual Report on Form 11-K filed on June 29, 2015.

/s/ EISNERAMPER LLP

Iselin, New Jersey
February 16, 2016